Exhibit 99.1

FOR IMMEDIATE RELEASE August 31, 2016	For information contact: Kelly C. Clarke (804) 727-6321

Apple Hospitality REIT, Inc. and Apple REIT Ten, Inc.
Shareholders Approve Merger Transaction Proposals

RICHMOND, VA, August 31, 2016 - Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality”) and Apple REIT Ten, Inc. (“Apple Ten,” and together with Apple Hospitality, the “Companies,” or individually, a “Company”), each of which is a real estate investment trust (“REIT”), announced today that their respective shareholders have approved the previously announced merger transaction proposals under which the Companies will combine to create one of the largest upscale, select service lodging REITs in the industry. At a special meeting held today, Apple Hospitality shareholders approved the issuance of common shares to shareholders of Apple Ten pursuant to the definitive merger agreement dated April 13, 2016, as amended.  Separately, at a special meeting held today, Apple Ten shareholders approved the merger agreement, the related plan of merger, the merger and the other transactions contemplated thereby.  Approximately 93% of Apple Hospitality’s common shares and 83% of Apple Ten’s units present at the special meetings were voted in favor of the respective merger transaction proposals.

Subject to the satisfaction or waiver of the remaining conditions to closing, the merger is expected to close on or about Thursday, September 1, 2016.  As a result of the merger, each outstanding unit of Apple Ten (consisting of one common share of Apple Ten and one Series A preferred share of Apple Ten) would be exchanged for combined consideration of $1.00 in cash and 0.522 Apple Hospitality common shares, and each Apple Ten Series B convertible preferred share would receive the same consideration on an as-converted basis.  Following completion of the merger, the common shares of Apple Hospitality will continue to trade under the ticker symbol “APLE” on the New York Stock Exchange.

About Apple Hospitality REIT, Inc. and Apple REIT Ten, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded REIT that owns one of the largest portfolios of upscale, select service hotels in the United States. Apple REIT Ten, Inc. is a public REIT focused on the ownership of income-producing real estate that generates attractive returns for its shareholders. The Companies’ hotels are diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets. The Apple Hospitality portfolio consists of 180 hotels, with over 23,000 guestrooms in 32 states. The Apple Ten portfolio consists of 56 hotels, with over 7,200 guestrooms in 17 states. Additional information about the Companies can be found online at www.applehospitalityreit.com and www.applereitten.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “likely,” or other words, phrases or expressions of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality or Apple Ten to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the satisfaction or waiver of the conditions in the merger agreement; the risk that the merger or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation, including any legal proceedings that have been or may be instituted against Apple Hospitality, Apple Ten or others related to the merger; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s or Apple Ten’s business, assets or classification as a real estate investment trust. Although Apple Hospitality and Apple Ten each believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality, Apple Ten or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality or Apple Ten will be achieved. In addition, Apple Hospitality’s and Apple Ten’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s and Apple Ten’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s and Apple Ten’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Hospitality with the SEC on February 25, 2016 and the Quarterly Report on Form 10-Q filed by Apple Hospitality with the SEC on August 8, 2016 , and in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Ten with the SEC on March 4, 2016 and the Quarterly Report on Form 10-Q filed by Apple Ten with the SEC on August 9, 2016 . Any forward-looking statement speaks only as of the date of this press release. Neither Apple Hospitality nor Apple Ten undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law.